Exhibit 99.1

Investor Relations Contact:
Ed McGregor
Sigma Designs, Inc.
Tel: (646) 259-2999
IR@sdesigns.com

For Immediate Release

SIGMA DESIGNS, INC. REPORTS FOURTH QUARTER
AND FISCAL 2012 RESULTS

MILPITAS, CA., MARCH 7, 2012 — Sigma Designs®, Inc. (NASDAQ: SIGM) (“Sigma”), a world leading provider of connected media platforms, today reported financial results and business highlights for its fourth quarter and fiscal year ended January 28, 2012.

Net revenue for the fourth quarter of fiscal 2012 was $35.6 million, down $4.1 million, or 10%, from $39.7 million reported in the previous quarter and down $35.0 million, or 50%, from $70.6 million reported for the same period last year.  Net revenue for fiscal 2012 was $182.6 million, down $104.3 million or 36%, from $286.9 million reported for the previous year.

GAAP net loss for the fourth quarter of fiscal 2012 was $18.8 million, or ($0.58) per diluted share.  This compares to GAAP net loss of $121.6 million, or ($3.78) per diluted share, for the previous quarter and net income of $2.5 million, or $0.08 per diluted share, in the same period last year.  GAAP net loss for fiscal 2012 was $168.0 million, or ($5.25) per diluted share, compared to net income of $9.1 million, or $0.29 per diluted share, for the previous year.

At the end of fiscal 2012, cash, cash equivalents, restricted cash and marketable securities totaled $150 million, or $4.60 per share outstanding, a decrease of $29 million, or $1.06 per share outstanding compared to the beginning of the fiscal year.  The decrease was primarily generated by cash used in Sigma’s investing activities, and to a lesser extent, cash consumed in operations.

Non-GAAP net loss for the fourth quarter of fiscal 2012 was $14.0 million, or ($0.43) per diluted share.  This compares to a non-GAAP net loss of $2.7 million, or ($0.08) per diluted share, for the previous quarter and non-GAAP net income of $10.1 million, or $0.32 per diluted share during the same period one year ago.  Non-GAAP adjustments for the fourth quarter consisted primarily of $1.9 million in amortization expense for acquired intangibles related to acquisitions and $2.9 million in non-cash share-based compensation expenses.  The reconciliation between GAAP and non-GAAP net income (loss) for all referenced periods is provided in a table immediately following the GAAP financial tables below.

Non-GAAP net loss for fiscal 2012 was $28.3 million, or ($0.88) per diluted share, compared to net income of $40.6 million, or $1.28 per diluted share, for the previous year.

Management Comment

“We reported $35.6 million in revenue for the fourth quarter, in line with our previous guidance.  Our current revenue level continues to be affected by our transition to second generation media processor and connectivity products.  These aggressively positioned second generation products provide us with cost and performance advantages that should result in higher overall unit volumes as we penetrate and deploy to a widening set of accounts over the course of this year.  Towards this goal, we demonstrated over 20 new product concepts at CES 2012 and expect to see many of these being shipped as consumer products later this year.  Our direct engagement with service providers is also a fundamental part of our strategy, which enables us to gain the visibility and influence needed to anticipate new trends and roll-out new products before our competition.  Our confidence in our long-term strategy drives us to continue investing in new technologies that will enable Sigma to become the leading connected media platform company,” stated Thinh Tran, chairman and chief executive officer, Sigma Designs.

Fourth Quarter Highlights

●
We achieved adoption of our Z-Wave technology as a new International Telecommunication Union (ITU) standard, which defines backward compatibility with more than 600 Z-Wave products.  The new ITU G.9959 is a sub 1GHz narrow band wireless standard largely based on the Z-Wave technology.

●
We introduced a suite of home video conferencing solutions at CES aimed at the consumer electronics market.  These new solutions, which combine Sigma’s PL330 video encoder technology with its SMP8670 secure media processor technology, create a home video conferencing solution within a Set Top Box (STB) design.

●
We announced our collaboration with Avtrex, Inc. and Syabas Technologies, to add leading software and middleware technology to the industry’s most advanced platform reference design, Sigma’s Ultra Thin Set-Top Box.  The Ultra-Thin Set-top Box is a feature-rich, HomePlug AV connected device so small that it fits in the palm of your hand.

●
We announced a joint Wi-Fi Display / DLNA IPTV reference design with Qualcomm Atheros Inc.  This new design enables connected media players based on Sigma Media Processors to receive video wirelessly over the emerging Wi-Fi Display™ standard as well as being interoperable with DLNA enabled devices supporting the appropriate profiles.

●
We announced the addition of Intel’s Wireless Display (WiDi) technology to our set top box (STB) reference designs, enabling consumer electronics partners to deliver a wider range of viewable content, by streaming content from notebooks wirelessly to a HDTV via a STB.

Investor Conference Call

The conference call relating to Sigma’s fourth quarter fiscal 2012 results will take place following this announcement at 5:00 PM ET today, March 7, 2012.  Investors will have the opportunity to listen live to the conference call via the Internet through www.sigmadesigns.com/IR or www.earnings.com.  Institutional investors can access the call via Thomson StreetEvents at www.streetevents.com.  To listen to the live call, please go to the website at least 10 minutes early to register and download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will be available shortly after the call via the internet through www.sigmadesigns.com/IR or www.earnings.com.  The audio replay will be available for one week after the call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Sigma reports non-GAAP net income, which excludes in certain or all periods presented amortization of acquired intangibles and developed technologies, stock-based compensation, the mark-up from cost to fair market value of sold inventory acquired from purchased companies, a write-down in goodwill and other acquired intangible assets, and acquisition-related expenses.  Sigma believes that its non-GAAP net income provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  Sigma also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Sigma, all of whom present non-GAAP projections in their published reports.  As such, the non-GAAP measures provided by Sigma facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis.  The economic substance behind its decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures.  For example, Sigma’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates.  Sigma believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in Sigma’s GAAP financial results in the foreseeable future.

The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of Sigma’s activities.  Sigma’s non-GAAP net income is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding anticipated features and benefits of Sigma’s new products, the expectation that these features and benefits should result in higher overall unit volumes as Sigma penetrates and deploys to a widening set of accounts over the course of this year, Sigma’s expectation that its product concepts demonstrated at CES 2012 will be shipped as consumer products later this year and Sigma’s confidence in its long-term strategy and its ability to become the leading connected media platform company.  Actual results may vary materially due to a number of factors including, but not limited to, the risk that, upon completion of further closing procedures, that the financial results for the fourth quarter and fiscal 2012 are different than the results set forth in this press release, general economic conditions, including continuance of the current economic conditions specific to the semiconductor industry, the rate of growth of the IPTV, connected home technologies, connected media player and prosumer and industrial audio/video markets in general, the ramp in demand from Sigma’s set-top box and telecommunication customers, Sigma’s ability to deploy and achieve market acceptance for Sigma products in these markets, the ability of Sigma’s SoCs to compete with other technologies or products in these emerging markets, the risk that such products will not gain widespread acceptance, or will be rendered obsolete, by product offerings of competitors or by alternative technologies, the risk that anticipated design wins will not materialize and that actual design wins will not translate into launched product offerings, and other risks including delays in the manufacturer’s deployment of set-top boxes or consumer products.  Other risk factors are detailed from time to time in Sigma’s SEC reports, including Sigma’s quarterly report on Form 10-Q as filed December 8, 2011.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Sigma undertakes no obligation to publicly release or otherwise disclose the result of any revision to these forward-looking statements that may be made as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Sigma Designs, Inc.

Sigma Designs, Inc. (NASDAQ: SIGM) is a world leader in connected media platforms.  The company designs and builds the essential semiconductor technologies that serve as the foundation for the world’s leading IPTV set-top boxes, connected media players, residential gateways, home control systems and more.  For more information about Sigma Designs, please visit www.sigmadesigns.com.

###

SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(GAAP)
(In thousands)

	January 28,	January 29,
	2012	2011
Assets

Current Assets:
Cash and cash equivalents	$44,283	$72,732
Short-term marketable securities	42,134	47,482
Restricted cash	1,769	1,616
Accounts receivable, net	21,180	31,348
Inventories	22,037	37,714
Deferred tax assets	4,832	4,670
Prepaid expenses and other current assets	7,234	7,493
Total current assets	143,469	203,055

Long-term marketable securities	62,022	57,308
Software, equipment and leasehold improvements, net	35,913	28,392
Goodwill	-	44,910
Intangible assets, net	29,352	107,628
Deferred tax assets, net of current portion	16,595	13,051
Long-term investments	6,443	4,300
Other non-current assets	3,430	595

Total assets	$297,224	$459,239

Liabilities and Shareholders' Equity

Current Liabilities:
Accounts payable	$8,438	$15,650
Accrued liabilities	24,081	24,209
Total current liabilities	32,519	39,859

Other long-term liabilities	16,230	21,339
Total liabilities	48,749	61,198

Shareholders’ equity	248,475	398,041

Total liabilities and shareholders' equity	$297,224	$459,239

SIGMA DESIGNS, INC.
PRELIMINARY UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(GAAP)
(In thousands, except per share data)

	Three months ended			Fiscal year ended
	January 28, 2012	October 29, 2011	January 29, 2011	January 28, 2012	January 29, 2011
Net revenue	$35,566	$39,725	$70,605	$182,617	$286,915

Cost of revenue	18,978	21,723	35,708	105,241	146,271
Gross profit	16,588	18,002	34,897	77,376	140,644
Gross margin percent	46.6%	45.3%	49.4%	42.4%	49.0%

Operating expenses:
Research and development	21,483	21,633	20,205	86,517	77,270
Sales and marketing	8,992	8,545	8,689	34,467	31,712
General and administrative	5,369	4,828	4,712	20,829	18,745
Impairment of goodwill and intangible assets	---	111,278	---	111,278	---
Total operating expenses	35,844	146,284	33,606	253,091	127,727

Income (loss) from operations	(19,256)	(128,282)	1,291	(175,715)	12,917
Interest and other income (expense), net	609	542	580	2,704	(3,020)

Income (loss) before income taxes	(18,647)	(127,740)	1,871	(173,011)	9,897
Provision for (benefit from) income taxes	191	(6,165)	(601)	(4,966)	750

Net income (loss)	$(18,838)	$(121,575)	$2,472	$(168,045)	$9,147

Net income (loss) per share:
Basic	$(0.58)	$(3.78)	$0.08	$(5.25)	$0.29
Diluted	$(0.58)	$(3.78)	$0.08	$(5.25)	$0.29

Shares used in computing net income (loss) per share:
Basic	32,361	32,139	31,479	32,036	31,245
Diluted	32,361	32,139	32,099	32,036	31,732

SIGMA DESIGNS, INC.
RECONCILIATION OF PRELIMINARY GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(Unaudited)
(In thousands, except per share data)

	Three months ended			Fiscal year ended
	January 28, 2012	October 29, 2011	January 29, 2011	January 28, 2012	January 29, 2011
GAAP net income (loss)	$(18,838)	$(121,575)	$2,472	$(168,045)	$9,147

Items reconciling GAAP net income (loss) to non-GAAP net income (loss):

Included in cost of revenue:
Share-based compensation	(126)	(123)	(129)	(478)	(560)
Amortization of acquired intangibles	(1,495)	(2,701)	(2,587)	(9,561)	(10,350)
Mark-up on inventory acquired in business combinations sold during the period	(76)	(3)	---	(147)	(538)
Total related to cost of revenue	(1,697)	(2,827)	(2,716)	(10,186)	(11,448)

Included in operating expenses:
Research and development:
Share-based compensation	(1,517)	(1,544)	(1,557)	(6,277)	(6,745)
Amortization of acquired intangibles	(45)	(31)	(11)	(143)	(11)
Sales and marketing:
Share-based compensation	(503)	(475)	(569)	(2,137)	(2,094)
Amortization of acquired intangibles	(372)	(2,033)	(1,995)	(6,458)	(7,981)
General and administrative:
Share-based compensation	(746)	(664)	(796)	(3,133)	(3,178)
Acquisition expenses	---	---	---	(89)	---
Write-down of acquisition related goodwill and intangible assets	---	(111,278)	---	(111,278)	---
Total related to operating expenses	(3,183)	(116,025)	(4,928)	(129,515)	(20,009)

Net effect of non-GAAP adjustments	(4,880)	(118,852)	(7,644)	(139,701)	(31,457)

Non-GAAP net income (loss)	$(13,958)	$(2,723)	$10,116	$(28,344)	$40,604

Non-GAAP net income (loss) per diluted share	$(0.43)	$(0.08)	$0.32	$(0.88)	$1.28